UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 16, 2009

SMART BALANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On December 16, 2009, Smart Balance, Inc. issued a press release announcing that its board of directors authorized a stock repurchase program of up to $25 million.  Stock repurchases under this program may be made in the open market or through privately negotiated transactions beginning in 2010.  The timing and actual number of shares repurchased will depend on market conditions, compliance with the stock repurchase provisions of the Company’s credit agreement and other factors.  The stock repurchase program, which will expire on December 31, 2011 unless extended by the board of directors, may be commenced or suspended at any time without prior notice.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated December 16, 2009, issued by Smart Balance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2009	SMART BALANCE, INC.
(registrant)

	By:	/s/ Alan S. Gever
Alan S. Gever
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 16, 2009, issued by Smart Balance, Inc.